Exhibit 99.1

Codexis Announces Byron Dorgan to Retire from Board of Directors

REDWOOD CITY, Calif., April 9, 2025 — Codexis, Inc. (NASDAQ: CDXS), a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, today announced that Byron Dorgan will retire from the Company’s Board of Directors when his current term ends at the 2025 Annual Meeting of Stockholders. Mr. Dorgan joined the Board in 2011, served as Chairman from 2021 through 2024, and currently serves as the Chair of the Nominating and Corporate Governance Committee. He will remain a consultant to Codexis for one year following his departure from the Board.

“On behalf of the entire Board of Directors, I want to express our appreciation for Byron’s valuable guidance and leadership as we collaborated to transform Codexis into a leading therapeutics manufacturing company,” said Stephen Dilly, MBBS, PhD, Chairman and Chief Executive Officer at Codexis. “We are grateful for his longstanding dedication to the Company and wish him the very best.”

Mr. Dorgan added, “It has been a privilege to serve on the Codexis Board alongside a group of bright and passionate directors for almost 15 years. I am incredibly proud of our progress toward advancing innovative solutions like the ECO Synthesis platform, and I look forward to following Codexis through its exciting next chapter.”

With this change, Codexis will reduce the number of seats on its Board of Directors from ten to nine.

About Codexis

Codexis is a leading provider of enzymatic solutions for efficient and scalable therapeutics manufacturing, leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis. The Company is currently developing its proprietary ECO Synthesis™ manufacturing platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit https://www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management, including but not limited to statements regarding the potential of the ECO Synthesis™ platform, and it providing an

Page | 1

opportunity for Codexis to efficiently capture meaningful market share; expectations regarding Codexis meeting its technical and commercial milestones regarding the ECO Synthesis™ platform; and expectations regarding the potential of and future demand for RNAi therapeutics, and whether Codexis will be able to capitalize on such demand. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; if Codexis is unable to successfully develop and commercialize new technology such as its ECO Synthesis™ platform and its dsRNA ligase; Codexis dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; if Codexis is unable to accurately forecast financial and operational performance; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on October 31, 2024, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

For More Information

Investor Contact

Carrie McKim

(336) 608-9706

ir@codexis.com

Page | 2